SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 5, 2006

SIGMA-ALDRICH CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-8135	43-1050617
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3050 Spruce Street

St. Louis, Missouri 63103

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (314) 771-5765

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 5, 2006, Sigma-Aldrich Corporation entered into a note purchase agreement an institutional investor through the sale of $100 million in 5.11% Series 2006-A Senior Notes. There are no prepayments on the Series A Notes. The entire unpaid principal amount of the Notes shall become due and payable on December 5, 2011. The agreement includes standard financial covenants and other customary terms and conditions for an agreement of this type. The agreement includes a negative covenant of Consolidated Debt to Consolidated Total Capitalization ratio not to exceed 60%, as well as a requirement that the aggregate of all Priority Debt not exceed 30% of Consolidated Net Worth, as defined. The proceeds from this agreement were used to refinance existing debt and for general corporate purposes. The Company retired $75 million 5.16% Senior Notes that matured on November 20, 2006.

This press release is filed as Exhibit 99.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance sheet Arrangement of a Registrant.

See Item 1.01 above.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following Exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description
99.1	Press Release issued December 6, 2006 - SIGMA-ALDRICH (NASDAQ:SIAL) ANNOUNCES NEW SENIOR DEBT.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 11, 2006

SIGMA-ALDRICH CORPORATION

By:	/s/ Karen Miller
Karen Miller, Corporate Controller

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release issued December 6, 2006 - SIGMA-ALDRICH (NASDAQ:SIAL) ANNOUNCES NEW SENIOR DEBT.

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